                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-47913) of CMC Securities Corporation III pertaining to the issuance of a maximum $4 billion aggregate principal balance of collateralized mortgage obligations and in the related prospectus and prospectus supplements of our report dated January 30, 2001, with respect to the financial statements of CMC Securities Corporation III included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                          ERNST & YOUNG LLP


Dallas, Texas
March 15, 2001